Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2013 Equity Incentive Plan and 2014 Restricted Shares Plan of Cheetah Mobile Inc. of our report dated May 7, 2014, with respect to the consolidated financial statements of Cheetah Mobile Inc. included in its prospectus (Form F-1 No. 333-194996) filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Beijing, People’s Republic of China
October 24, 2014